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                                                                     EXHIBIT n.2

                        [CHAPMAN AND CUTLER LETTERHEAD]


                                November 6, 2002

Nuveen Georgia Dividend
  Advantage Municipal Fund 2
333 West Wacker Drive
Chicago, Illinois 60606


          Re: Nuveen Georgia Dividend Advantage Municipal Fund 2
              (1933 Act No. 333-100220, 1940 Act No. 811-21152)


Ladies/Gentlemen:


     We hereby consent to the use of our name and to the reference to our firm under the caption "Georgia Tax Matters" in the above-listed Registration Statement and under the caption "Legal Opinions" in the related Prospectus.



                                             Very truly yours,

                                             /s/ CHAPMAN AND CUTLER
                                             --------------------------------
                                             CHAPMAN AND CUTLER

MCWarren/rao